UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 27, 2012

AMERICAN STRATEGIC MINERALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 Mill Road Suite 100 Alexandria, VA		22314
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 703-626-4984

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On December 27, 2012, American Strategic Minerals Corporation (the “Company”) sold an aggregate of 1,026,609 units (the “Units”) with gross proceeds to the Company of $821,287.20 to certain accredited investors (the “Investors”) pursuant to a subscription agreement (the “Subscription Agreement”).

Each Unit was sold for a purchase price of $0.80 per Unit and consists of: (i) two shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) a five-year warrant (the “Warrants”) to purchase an additional share of Common Stock at an exercise price of $0.60 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. The sale of Units includes the conversion of unpaid salaries and certain outstanding amounts for unpaid fees and expenses into Units at the per Unit offering price totalling $123,287.

The Warrants may be exercised on a cashless basis. The Warrants contains limitations on the holder’s ability to exercise the Warrant in the event such exercise causes the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding Common Stock, subject to a discretionary increase in such limitation by the holder to 9.99% upon 61 days’ notice.

Pursuant to a Registration Rights Agreement with the Investors, the Company has agreed to file a “resale” registration statement with the SEC covering all shares of the Common Stock and shares underlying the warrants within 90 days of the final closing date of the sale of Units (the “Filing Date”) and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 90 days of the Filing Date (the “Effectiveness Date”). The Company is obligated to pay to Investors a fee of 1% per month in cash for every thirty day period up to a maximum of 6%, (i) that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

The Company paid placement agent fees of $5,000 in cash to a broker-dealer in connection with the sale of the Units.

The foregoing is not a complete summary of the terms of the offering described in this Item 3.02 and reference is made to the complete text of the Subscription Agreement, the Warrant and the Registration Rights Agreement, attached, respectively, as Exhibits 10.1-10.3 to this Current Report on Form 8-K, and hereby incorporated by reference.

The Units were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Form of Subscription Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 28, 2012

AMERICAN STRATEGIC MINERALS CORPORATION

By: /s/ Doug Croxall

Name: Doug Croxall
Title: Chief Executive Officer